 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): October 31, 2006

GREAT AMERICAN FAMILY PARKS, INC.

(Exact name of registrant as specified in charter)

Nevada	333-127199	91-0626756
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

208 South Academy Avenue, Suite 130, Eagle, Idaho 83616

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (208) 342-8888

Copies to:

Richard A. Friedman, Esq.

Sichenzia Ross Friedman Ference LLP

1065 Avenue of the Americas

New York, New York 10018

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Disposition of Assets

As previously reported, on October 31, 2006, Crossroads entered into an asset purchase agreement (the “Agreement”) with Idaho Center pursuant to which Idaho Center purchased the business and assets of the convenience center business owned by Crossroads, other than the real property. The Agreement included an option to purchase the real property owned by Crossroads. The purchase price for the assets was $600,000, consisting of $300,000 in cash and a secured conditional promissory note in the amount of $300,000.

On January 5, 2007, Crossroads Convenience Center LLC (“Crossroads or Seller”), a wholly-owned subsidiary of Great American Family Parks, Inc. (“Great American” or the “Company”), completed the sale of its real property located at 5950 East Franklin Road in Nampa, Canyon County, Idaho, to Idaho Center Chevron, Inc. (“Idaho Center or Buyer”) for a purchase price of $2,400,000. Crossroads received net proceeds of $1,348,186.41 from the sale of the real property.

Item 9.01 Financial Statements and Exhibits

(b) Pro forma financial information.

The required pro forma financial information is attached hereto.

(c) Exhibits.

10.1

Asset Purchase Agreement between Cross Convenience Center LLC and Idaho Center Chevron, Inc., effective as of October 31, 2006 (as incorporated by reference to the Form 8-K filed on November 3, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT AMERICAN FAMILY PARKS, INC.

Date: February 22, 2007	By: /s/ Larry Eastland
Name: Larry Eastland
President, Chief Executive Officer,
Chairman of the Board

2

Index to Pro Forma Consolidated Financial Statements (Unaudited)

Introduction to Pro Forma Consolidated Financial Statements (Unaudited)	F-1
Pro Forma Consolidated Balance Sheet (Unaudited)	F-2
Pro Forma Consolidated Statement of Operations (Unaudited)	F-3

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The Company has prepared the accompanying proforma balance sheet and earnings statement using estimates. The presentation reflects the operations as if Crossroads Convenience Center was maintained, then eliminated to show the result of the sale and the proforma earnings without the convenience store sales and expenses.

A compilation is limited to presenting, in the form of financial statements, information that is the representation of management.  The presentation has not audited or reviewed, accordingly, management does not express an opinion or any other form of assurance on them.

Management has elected to omit substantially all of the disclosures ordinarily included in financial statements. If the omitted disclosures were included in the financial statements, they might influence the user’s conclusion about the Company’s assets, liabilities, equity, revenues, and expenses.  Accordingly, these financial statements are not designed for those who are not informed about such matters.

F-1

GREAT AMERICAN FAMILY PARKS, INC. and SUBSIDIARIES CONSOLIDATED PROFORMA BALANCE SHEETS AFTER DISPOSITION OF CCC December 31, 2006

	Before disposition	Eliminations	After Eliminations
ASSETS
CURRENT ASSETS
Cash	$134,491.00	$(942,021.00)	$1,076,512.00
Accounts receivable - trade	2,621.00	2,621.00
Inventory	148,807.00	90,368.00	58,439.00
Prepaid expenses	101,795.00	29,734.00	72,061.00
Total Current Assets	$387,714.00	$(819,298.00)	$1,207,012.00

PROPERTY and EQUIPMENT - net of depreciation	5,684,232.00	1,103,549.00	4,580,683.00

OTHER ASSETS
Deposits	11,483.00	6,553.00	4,930.00
Franchise fees - net of amortization	33,703.00	23,703.00	10,000.00
Loan fees - net of amortization		(26,752.00)	26,752.00
Intercompany advances	41,600.00	41,600.00
Note Receivable	-	(300,000.00)	300,000.00
	86,786.00	(254,896.00)	341,682.00
	$6,158,732.00	$29,355.00	$6,129,377.00
LIABILITIES and STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	569,652.0	(496,719.00)	72,933.00
Accrued payables		34,640.00	34,640.00
Current portion - note payable	10,687.00	30,901.00	41,588.00
Current portion - mortgage payable	83,340.00	(28,340.00)	55,000.00

Total Current Liabilities	$663,679.00	$(459,518.00)	$204,161.00

LONG TERM LIABILITIES - net of current portions
Insentive program advances	28,641.00	(28,641.00)
Notes Payable and advances, other	197,179.00	(38,199.00)	158,980.00
Mortgages payable	2,864,862.00	(624,047.00)	2,240,815.00
	3,090,682.00	(690,887.00)	2,399,795.00
STOCKHOLDERS' EQUITY
Common stock
300,000,000 shares authorized, at $.001 par value;
51,726,537 shares issued and outstanding	51,726.00		51,726.00
Capital in excess of par value	3,500,070.00		3,500,070.00
Retained earnings (deficit)	(1,147,425.00)	(1,121,050.00)	(26,375.00)
	2,404,371.00	(1,121,050.00)	3,525,421.00
	$6,158,732.00	$(2,271,455.00)	$6,129,377.00

F-2

GREAT AMERICAN FAMILY PARKS, INC. and SUBSIDIARIES PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS WITHOUT CCC For the Years Ended December 31, 2006

SALES	$9,329,283.00	$7,097,856.00	$2,231,427.00

COST OF SALES	7,315,942.00	6,530,113.00	785,829.00

Gross Profit	2,013,341.00	567,743.00	1,445,598.00

OPERATING EXPENSES	2,067,872.00	464,370.00	1,603,502.00

Depreciation & amortization	268,124.00	97,497.00	170,627.00

NET PROFIT (LOSS) FROM OPERATIONS	(322,655.00)	5,876.00	(328,531.00)

OTHER INCOME AND EXPENSES

Interest income	53,172.00	13,172.00	40,000.00
Other income	24,679.00		24,679.00
Interest expense	244,250.00	59,972.00	184,278.00

NET LOSS	$(489,054.00)	$(40,924.00)	$(448,130.00)

F-3